Exhibit 10.4

PROXY AND RIGHT OF FIRST REFUSAL AGREEMENT

This Proxy and Right of First Refusal Agreement, dated as of May 23, 2015 (this “Agreement”), is by and between Liberty Broadband Corporation, a Delaware corporation (“Liberty”), and Liberty Interactive Corporation, a Delaware corporation (“LIC”).  For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Amended and Restated Stockholders Agreement, dated as of May 23, 2015 (the “Stockholders Agreement”), by and among Liberty, Advance/Newhouse Partnership, a New York partnership (“A/N”), Charter Communications, Inc., a Delaware corporation (“Charter”), and CCH I, LLC, a Delaware limited liability company (“New Charter”), as such Stockholders Agreement is in effect on the date of execution thereof and without giving effect to any amendments or modifications thereto unless such amendment or modification (i) has been consented to by LIC or (ii) does not amend or modify the defined term being incorporated herein in a manner which is adverse to LIC.

WHEREAS, pursuant to the Contribution Agreement, dated May 23, 2015 (the “Contribution Agreement”), by and among Liberty, LIC, Charter, and certain affiliates of Charter, Liberty and LIC will exchange (the “Exchange”) certain shares of Time Warner Cable, Inc. common stock owned by each of them (the “TWC Shares”) for shares of a merger subsidiary and ultimately for shares of New Charter (the “Exchange Shares”), and as a result of the Exchange the TWC Shares will not be required to make any cash election in connection with the Mergers;

WHEREAS, in connection with the transactions contemplated by the Mergers Agreement, LIC has agreed to grant to Liberty a proxy to vote all Common Shares Beneficially Owned by LIC and a right of first refusal with respect to LIC’s proposed Transfer of Common Shares under certain circumstances, all as provided herein; and

WHEREAS, Liberty and LIC are entering into this Agreement in order to set forth the terms and conditions of such proxy and right of first refusal and the other matters provided herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      CERTAIN DEFINITIONS.

As used in this Agreement, the following terms have the respective meanings set forth below.

“40 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“40 Act Event” means any action, event, change in Law, change in composition of assets or other occurrence which in the reasonable opinion of Liberty’s outside counsel results or will result in Liberty becoming required to register as an investment company under the 40 Act; provided, that in making such determination any potential grace period between the date that Liberty determines that it is required to register as an investment company under the 40 Act (or the date the applicable Governmental Entity makes such a determination with respect to Liberty) and the date such registration is required to become effective under the 40 Act shall be disregarded.

“A/N” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of Charter.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Certificate” means the Amended and Restated Certificate of Incorporation of Charter, as in effect at the Effective Time (as the same may be amended from time to time).

A “Change of Control” means,

(i)                                     with respect to Charter, the occurrence of an event described in clause (a) of Company Change of Control; and

(ii)                                  with respect to Liberty, a Liberty Change of Control.

“Charter” has the meaning set forth in the Preamble, provided that Charter means (a) until immediately prior to the closing of the TWC Transactions, Charter, and (b) from and thereafter, New Charter, unless the context otherwise requires.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of Charter as it will be constituted immediately following the Effective Time, and any capital stock into which such Class A Common Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange or other transaction or event).

“Class B Common Stock” means the Class B Common Stock of Charter as it will be constituted immediately following the Effective Time, and any capital stock into which such Class B Common Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange or other transaction or event, other than any conversion of shares of Class B Common Stock into Class A Common Stock pursuant to the Certificate).

“Common Shares” means, collectively, the Class A Common Stock and the Class B Common Stock.

“Contribution Agreement” has the meaning set forth in the Recitals.

“Covered Securities” has the meaning set forth in Section 3(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” means the time of the closing of the transactions contemplated by the Mergers Agreement.

“Excluded Matters” has the meaning set forth in clauses (a), (b) (other than with respect to Cheetah Holdco LLC) and (c) (other than with respect to Cheetah Holdco LLC) of the definition of “Excluded Matters” set forth in the Stockholders Agreement.

“Expiration Date” has the meaning set forth in Section 6(i).

“LIC Distribution Transaction” involving any person that Beneficially Owns all or substantially all of the Common Shares owned by LIC or a Permitted Transferee immediately prior to a LIC Distribution Transaction means any transaction pursuant to which the equity interests of (a) such person or (b) any person that directly or indirectly owns a majority of the equity interests of such person are distributed (whether by redemption, dividend, share distribution, merger or otherwise) to all the holders of one or more classes or series of the common stock of LIC which classes or series of common stock are registered under Section 12(b) or 12(g) of the Exchange Act (all the holders of one or more such classes or series, “LIC Holders”), on a pro rata basis with respect to each such class or series, or such equity interests of such person are made available to be acquired by LIC Holders (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to LIC Holders), on a pro rata basis with respect to each such class or series, whether voluntary or involuntary.

“LIC Qualified Distribution Transferee” means any person that meets the following conditions:  (a) at the time of any transfer to it of Common Shares, it is an Affiliate of LIC, (b) thereafter, by reason of a LIC Distribution Transaction, it ceases to be an Affiliate of LIC, and (c) prior to such transfer, it executes and delivers to Liberty a written agreement reasonably satisfactory to Liberty to be bound by, and entitled to the benefits of, this Agreement.

“Liens” has the meaning set forth in Section 4(a)(ii).

“Liberty Elected Shares” has the meaning set forth in Section 3(b)(ii).

“Liberty Notice” has the meaning set forth in Section 3(b)(ii).

“Permitted Transferee” means any Affiliate of LIC (i) to whom Common Shares are Transferred and (ii) who executes an agreement, reasonably acceptable to Liberty, pursuant to which such transferee agrees to be bound by, and entitled to the benefits of, this Agreement.

“Prospective Purchaser” has the meaning set forth in Section 3(b)(i).

“Proxy” has the meaning set forth in Section 2(a)(ii).

“Proxy Percentage” means, as of any date of determination, the percentage of the outstanding voting power of Charter represented by the Proxy Shares; provided, however, if, after giving effect to the Proxy and to any other proxy or voting arrangement permitting Liberty to vote Common Shares held by any other Person (“Other Voting Arrangement”), and after giving effect to any vote reduction or similar provisions contained in any Other Voting Arrangements, the Voting Interest of Liberty would exceed its Voting Cap, then the number of

Proxy Shares will be reduced temporarily by such amount as is necessary to cause Liberty’s Voting Interest to not exceed its Voting Cap; provided, further, that if Liberty’s Voting Interest is subsequently reduced below its Voting Cap, then the number of Proxy Shares will be increased (to the extent of Common Shares Beneficially Owned by LIC) and such Common Shares will become subject to the Proxy, to the extent Liberty’s Voting Interest does not exceed its Voting Cap.

“Proxy Shares” means the Common Shares beneficially owned by LIC to the extent that Liberty has the right to vote such shares pursuant to this Agreement.

“Record Date” means the date for the determination of stockholders entitled to receive notice of, and to vote at, any meeting of the stockholders of Charter, or in any other circumstances upon which stockholders are entitled to vote, consent or otherwise grant approval (including by written consent) occurs.

“ROFR” has the meaning set forth in Section 3(a).

“ROFR Notice” has the meaning set forth in Section 3(b)(i).

“Stockholders Agreement” has the meaning set forth in the Preamble.

“Subject Shares” has the meaning set forth in Section 3(b)(i).

“Trading Day” means any day on which The Nasdaq Stock Market is open for regular trading of the Common Shares.

“Transfer” means any direct or indirect sale, transfer, assignment, disposition or other hypothecation (other than any pledge or the entry into any derivative transaction regarding Common Shares which, prior to the foreclosure thereon or settlement thereof does not affect the actual ownership of such Common Shares; provided, that such underlying Common Shares will be deemed transferred upon any such foreclosure or settlement) of Common Shares; provided, however, that if any Permitted Transferee ceases to be a subsidiary of LIC (other than as a result of a Distribution Transaction in which such Permitted Transferee is a Qualified Distribution Transferee), such Person shall cease to be a Permitted Transferee and the cessation of such qualification shall constitute a Transfer to a Person other than a Permitted Transferee for purposes of Section 3.

“Transferor” has the meaning set forth in Section 3(b).

“VWAP” means, for any Trading Day, a price per share of Class A Common Stock equal to the volume-weighted average price of the Rule 10b-18 eligible trades in the shares of Class A Common Stock for the entirety of such Trading Day as determined by reference to the screen entitled “CHTR <EQUITY> AQR SEC” as reported by Bloomberg L.P. (without regard to pre-open or after hours trading outside of any regular trading session for such Trading Day).

“VWAP Price” has the meaning set forth in Section 3(b)(i).

2.                                      PROXY AND OTHER GOVERNANCE MATTERS.

(a)                                 Irrevocable Proxy Granted to Liberty.

(i)                                     LIC hereby irrevocably constitutes and appoints Liberty and any officer(s) or directors of Liberty designated as proxy or proxies by Liberty as its attorney-in-fact and proxy in accordance with the DGCL (with full power of substitution and re-substitution), for and in the name, place and stead of LIC (which, for the avoidance of doubt, includes any Permitted Transferee), to vote all Proxy Shares (at any meeting of stockholders of Charter however called or at any adjournment or postponement thereof), which will be deemed, for all purposes of this Agreement, to include the right to execute and deliver a written consent in respect of such Proxy Shares from time to time.

(ii)                                  The proxy granted pursuant to clause (i) (the “Proxy”) above is valid and irrevocable and is coupled with an interest for purposes of Section 212 of the DGCL and will terminate automatically pursuant to Section 6.  The Proxy will be binding upon LIC, its successors and assigns (including, for the avoidance of doubt, any Permitted Transferee which acquires Beneficial Ownership of Common Shares), including any successor or surviving corporation resulting from any merger, consolidation or other business combination involving LIC.  LIC represents that any and all other proxies heretofore given in respect of the Proxy Shares are revocable, and that such other proxies either have been revoked or are hereby revoked.

(iii)                               Notwithstanding the foregoing, the Proxy shall not apply (and Liberty will have no right to vote the Proxy Shares) in connection with any vote on (or consent to approve) any matter that is an Excluded Matter.  For the avoidance of doubt, to the extent that more than one proposal is presented to stockholders of Charter for their consideration at a meeting (or through an action by written consent), Liberty will continue to have the right to vote the Proxy Shares on all proposals other than those relating to the Excluded Matters.  Any attempt by Liberty to vote the Proxy Shares on any Excluded Matter shall be void ab initio.

(b)                                 Notwithstanding anything to the contrary set forth herein, the Proxy is personal to Liberty and may not be assigned by Liberty by operation of law or otherwise; provided, that (i) Liberty may assign the Proxy and its rights pursuant to Section 7(f) and (ii) the exercise of the Proxy by any duly authorized officer of Liberty (on behalf of Liberty) will not be deemed an assignment of the Proxy.

(c)                                  LIC Covenant.

(i)                                     During the term of this Agreement, LIC agrees that it will not vote in favor of the approval of any amendment to Charter’s Certificate that would (i) reasonably be expected to result in a 40 Act Event occurring or (ii) prevent LIC from performing its obligations hereunder with respect to the Proxy.

(ii)                                  In the event of a change in Law that would reasonably be expected to result in a 40 Act Event occurring during the term of this Agreement, LIC will in good faith consider any amendments to the terms of the LIC Proxy as proposed by Liberty to prevent the occurrence of such 40 Act Event.

3.                                      RIGHT OF FIRST REFUSAL.

(a)                                 Grant.

(i)                                     Subject to and on the terms and conditions set forth in this Agreement, LIC hereby grants to Liberty a right of first refusal (the “ROFR”), as provided in Section 3(b) of this Agreement, over all Common Shares Beneficially Owned by LIC immediately following the Effective Time and all other voting securities of Charter with respect to which LIC acquires Beneficial Ownership following the Effective Time (the “Covered Securities”) and makes the covenants for the benefit of Liberty set forth herein.  Notwithstanding the foregoing, (x) Liberty shall not have a ROFR with respect to any Transfer of Covered Securities in any transaction or series of transactions constituting a Change of Control of Charter, (y) Liberty shall not be entitled to acquire a number of Covered Securities under this Section 3 which when combined with Voting Securities of Charter Beneficially Owned by Liberty would cause Liberty to exceed the Cap, provided, that Liberty shall be entitled to purchase up to that number of Covered Securities which would cause Liberty not to exceed the Acquisition Cap and (z) Liberty shall not have a ROFR with respect to any Transfer of Covered Securities (A) to any holder of a convertible or exchangeable instrument issued by LIC or (B) to a LIC Qualified Distribution Transferee in a LIC Distribution Transaction.

(ii)                                  Notwithstanding the foregoing, LIC may Transfer Equity Securities comprising any Covered Securities at any time during the term of this Agreement to Permitted Transferees, and Permitted Transferees may thereafter Transfer any such Covered Securities to other Permitted Transferees, provided that any Permitted Transferee shall, prior to taking ownership of such Covered Securities, execute and deliver to Liberty the agreement, reasonably acceptable to Liberty, in which such Permitted Transferee agrees to be bound to the terms of this Agreement (including the Proxy) with respect to such Covered Securities.  Any purported Transfer to a Permitted Transferee in violation of the foregoing sentence shall be void ab initio.

(b)                                 Terms and Procedures.  During the term of this Agreement, LIC (including any Permitted Transferee) (as applicable, the “Transferor”) shall not Transfer any Covered Securities, except to a Permitted Transferee (subject to Section 3(a)(ii)), unless it shall first comply with the following provisions.

(i)                                     If a Transferor determines to Transfer any Covered Securities in a bona fide transaction to a third party purchaser or offeror, in each case, that is not a Permitted Transferee (a “Prospective Purchaser”), the Transferor will provide written notice of such determination to Liberty (a “ROFR Notice”).  For the avoidance of doubt, a Transferor may provide a ROFR Notice to Liberty upon its intention to sell Covered Securities to Liberty notwithstanding the absence of a Prospective Purchaser.  Such ROFR Notice will specify (A) the number and type of Common Shares determined to be Transferred (the “Subject Shares”), and (B) the VWAP of the Class A Common Stock (or other security which is then a Subject Share) for the two (2) full Trading Days immediately prior to the date of the ROFR Notice (the “VWAP Price”).  The ROFR Notice will constitute a binding, irrevocable offer by the Transferor to sell any or all Subject Shares to Liberty at the VWAP Price per Subject Share.

(ii)                                  Within three (3) Trading Days following Liberty’s receipt of the ROFR Notice, Liberty may agree, by written notice to the Transferor (the “Liberty Notice”), to acquire the number and type of Subject Shares specified in the Liberty Notice (the “Liberty Elected Shares”) at a cash price per share equal to the VWAP Price.  If a Liberty Notice meeting the requirements specified above is not delivered within such three Trading Day period, then Liberty will be deemed to have rejected the offer of the Subject Shares.  For the avoidance of doubt, during such three Trading Day period, the Transferor may not effect the proposed Transfer to a Prospective Purchaser (unless prior to the expiration thereof, Liberty provides written notice to the Transferor that it is expressly rejecting the offer of the Subject Shares).

(iii)                               Upon delivery of a Liberty Notice meeting the requirements specified above within the specified period, the Transferor will be obligated to sell, and Liberty will be obligated to buy, all of the Liberty Elected Shares at the VWAP Price, payable in cash by wire transfer of immediately available funds.  The closing of such purchase and sale shall occur at such time and place as the parties thereto may agree, but in any event no later than the tenth (10th) Business Day after the Liberty Notice is delivered.  At the closing, each of the Transferor and Liberty will represent and warrant to the other that (a) it has all requisite power and authority to consummate the purchase and sale, (b) there are no consents or notices required to be obtained or delivered to third parties or Governmental Entities (including under the HSR Act) in connection with such purchase and sale, and (c) no injunction of any Governmental Entities exists that would prevent or delay such transactions from occurring, and the Transferor will represent and warrant to Liberty that the Transferor is transferring valid title to the Liberty Elected Shares free and clear of any Lien or restriction, other than applicable federal or state securities Laws or those created by this Agreement.

(iv)                              If Liberty rejects or is deemed to reject the offer of the Subject Shares (or a portion of such Subject Shares) set forth in the ROFR Notice, then the Transferor will be free to Transfer or otherwise sell on the market the Subject Shares which are not Liberty Elected Shares during the period of forty-five (45) calendar days following the date of the rejection or deemed rejection of the ROFR Notice, without restriction as to price or manner of sale.  If the Transferor does not complete the sale of such Subject Shares within five (5) Business Days of the expiration of such forty-five-day period, the Transferor must again comply with the terms of this Section 3 with respect to any proposed Transfer of such Subject Shares.

4.                                      REPRESENTATIONS AND WARRANTIES OF LIC; ACKNOWLEDGEMENT.

(a)                                 LIC hereby represents and warrants to Liberty that:

(i)                                     Authority for this Agreement.  LIC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by LIC and the consummation by LIC of the transactions contemplated hereby (i) will not violate or constitute a breach of or conflict with its certificate of incorporation or bylaws and (ii) have been duly and validly authorized, and no other proceedings on the part of LIC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by LIC and, assuming it has been duly and validly authorized, executed and delivered by Liberty, constitutes a legal, valid and binding obligation of LIC enforceable against LIC in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(ii)                                  Ownership of Shares.  Upon the Effective Time, LIC will be the Beneficial Owner of the Common Shares (including the Proxy Shares) received pursuant to the terms of the Contribution Agreement, in each case, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances whatsoever (collectively, “Liens”) with respect to the ownership, transfer or other voting of such securities, other than encumbrances created by this Agreement and any restrictions on transfer under applicable federal and state securities Laws.  Upon the Effective Time, LIC will have the sole authority to direct the voting of such Common Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to such Common Shares, with no restrictions (other than restrictions created by this Agreement and any restrictions on transfer under applicable federal and state securities Laws).  Except for such Common Shares, as of the Effective Time, LIC will not Beneficially Own nor own of record (i) any other equity securities of Charter or (ii) any securities that are convertible into or exercisable or exchangeable for such equity securities.

5.                                      REPRESENTATIONS AND WARRANTIES OF LIBERTY.  Liberty hereby represents and warrants to LIC that Liberty is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Liberty and the consummation by Liberty of the transactions contemplated hereby (i) will not violate or constitute a breach of or conflict with its certificate of incorporation or bylaws and (ii) have been duly and validly authorized by, and no other proceedings on the part of, Liberty are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Liberty and, assuming it has been duly and validly authorized, executed and delivered by LIC, constitutes a legal, valid and binding obligation of Liberty enforceable against Liberty in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

6.                                      TERM; TERMINATION.  This Agreement will terminate upon the first to occur of:

(i)                                     the fifth (5th) anniversary of the Effective Time (the “Expiration Date”; provided that such Expiration Date may be extended upon the agreement of LIC and Liberty to a subsequent agreed upon date, in which case such subsequent date will be deemed the Expiration Date);

(ii)                                  upon written notice by Liberty to LIC, that a 40 Act Event, as determined in the reasonable opinion of Liberty’s counsel, has occurred;

(iii)                               upon written notice by LIC to Liberty, upon a material breach by Liberty of any of its covenants or agreements contained herein, provided that such breach shall not have been cured within ten (10) Business Days after written notice thereof shall have been received by Liberty;

(iv)                              a Liberty Change of Control; or

(v)                                 upon the mutual written agreement of LIC and Liberty.

No party hereto will be relieved from any liability for breach of this Agreement by reason of such termination.

7.                                      MISCELLANEOUS.

(a)                                 Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)                                 Further Assurances.  Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(c)                                  Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(d)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware.

(e)                                  Jurisdiction.  All actions and proceedings arising out of or relating to this

Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks subject matter jurisdiction, in any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts there from) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.  The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(f)                                   Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated in whole or in part, by operation of Law, or otherwise, by any of the parties without the prior written consent of the other parties; provided, that (i) Liberty may assign this Agreement to a Qualified Distribution Transferee of Liberty and (ii) LIC may assign this Agreement to a LIC Qualified Distribution Transferee.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.  Any purported assignment or delegation not permitted under this Section 7(f) shall be null and void and shall not relieve the assigning or delegating party of any obligation hereunder.

(g)                                  Descriptive Headings.  Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(h)                                 Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the Stockholders Agreement constitutes the entire agreement of the parties hereto, and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof.  Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

(i)                                     Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (A) when delivered in person, (B) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (C) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (D) on the next Business Day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

If to LIC, to:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Facsimile:	(720) 875-5401
Attention:	Richard N. Baer
E-Mail:

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
Facsimile:	(212) 259-2500
Attention:	Frederick H. McGrath
E-Mail:	frederick.mcgrath@bakerbotts.com

If to Liberty, to:

Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Facsimile:	(720) 875-5401
Attention:	Richard N. Baer
E-Mail:

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
Facsimile:	(212) 259-2500
Attention:	Renee L. Wilm
E-Mail:	renee.wilm@bakerbotts.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

(j)                                    Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k)                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless approved in writing by Liberty and LIC.

(l)                                     No Implied Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(m)                             Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  When this Agreement contemplates a certain number of securities, whether Common Shares or otherwise, as of a particular date, such number of securities shall be deemed to be appropriately adjusted to account for stock splits, dividends, recapitalizations, combinations of shares or other change affecting the such securities.

(n)                                 Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first above written.

LIBERTY BROADBAND CORPORATION

By:	/s/ Tim P. Lenneman
	Name:	Tim P. Lenneman
	Title:	Vice President

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Richard N. Baer
	Name:	Richard N. Baer
	Title:	Senior Vice President

[Signature Page to Proxy and Right of First Refusal Agreement]